UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2023, Elutia Inc. (the “Company” or “Elutia”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Listing Rule 5605(b)(1) (the “Board Independence Rule”), which requires that a majority of the members of the Board of Directors be independent within the meaning of Listing Rule 5605(a)(2). On December 5, 2022, due to a securities offering, the Company lost its status as a “controlled company” exempt from the requirements of the Board Independence Rule. Under Nasdaq’s applicable transition rules, the Company had twelve months after losing “controlled company” status to come into compliance with the Board Independence Rule, with the transition period expiring on December 5, 2023. Currently, three of the Company’s board members are independent and three are not.

In response to the Company's notice, on December 6, 2023, the Company received a letter from Nasdaq (the “Nasdaq Letter”) stating that the Company was no longer in compliance with the Board Independence Rule, as described in the preceding sentences, and that the matter serves as a basis for delisting the Company’s securities from Nasdaq.

The Company has a hearing (the “Hearing”) scheduled with the Nasdaq Hearings Panel for February 15, 2024 to appeal Nasdaq’s delisting determination related to the Company’s failure to meet the Market Value of Listed Securities requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”). The Nasdaq Letter provides that the Nasdaq Hearings Panel will consider the Company’s noncompliance with the Board Independence Rule, in addition to the noncompliance with the Market Value Standard, as part of the Hearing to decide upon the Company’s continued listing with Nasdaq. The Company will have the opportunity to present its views regarding the Board Independence Rule deficiency at the Hearing.

The Company currently expects to come into compliance with the Board Independence Rule the first week of January 2024, either due to: (1) one or both of the Company’s non-independent, non-employee directors regaining independence; (2) through the resignation from the board of one or more non-independent directors; or (3) through the addition to the board of one or more new independent directors.

The Company’s non-compliance with the Board Independence Rule does not have an immediate effect on the listing or trading of the Company’s Class A common stock, which continues to be listed and traded on the Nasdaq Capital Market under the symbol “ELUT.”

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the securities laws. Forward-looking statements in this report include in any statements about the Company’s plans to come into compliance with Nasdaq listing standards. Forward-looking statements are based on management’s current assumptions and expectations of future events; actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties, including those found in the Company’s periodic reports. Consequently, you should not rely on forward-looking statements as predictions of future events. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: December 8, 2023	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer